Exhibit 10.1
AMENDMENT No. 1 TO AMENDED AND RESTATED
PURCHASE AGREEMENT DCT-021/03
This Amendment No. 1 to Amended and Restated Purchase Agreement DCT-021/03, dated as of June 1, 2007 (“Amendment No. 1”) relates to the Amended and Restated Purchase Agreement DCT-021/03 (the “Purchase Agreement”) between Embraer — Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and US Airways Group, Inc. (“Buyer”) dated June 13, 2006 as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 1 is between Embraer and Buyer, collectively referred to herein as the “Parties”.
This Amendment No. 1 sets forth additional agreements between Embraer and Buyer related to changes in the Additional Aircraft delivery date.
Except as otherwise provided for herein, all terms of the Purchase Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 1 which are not defined herein shall have the meaning given in the Purchase Agreement. In the event of any conflict between this Amendment No. 1 and the Purchase Agreement, the terms, conditions and provisions of this Amendment No. 1 shall control.
WHEREAS, Embraer and Buyer wish to defer the date by which Buyer must confirm the Block 1 Additional Aircraft and revise the Additional Aircraft delivery stream according.
NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:
1. Additional Aircraft delivery schedule:
1.1 Article 1.2 of Attachment “E” to the Purchase Agreement shall be deleted and replaced by the following:
“1.2 Additional Aircraft, subject to confirmation by Buyer

Additional	Contractual Delivery
Aircraft #	Month	Block #
26 **	**
27	**
28	**	**
29	**
30	**
31 **	**
32	**
33	**	**
34	**
35	**
36 **	**

** Confidential Treatment Requested.

Amendment No. 1 to Purchase Agreement DCT-021/03	Page 1 of 3

Additional	Contractual Delivery
Aircraft #	Month	Block #
37	**
38	**	**
39	**
40	**
41 **	**
42	**
43	**	**
44	**
45	**
46 **	**
47	**
48	**	**
49	**
50	**
51 **	**
52	**
53	**	**
53	**
55	**
56 **	**	**
57	**
Buyer to provide confirmation to Embraer of its intention to purchase each block of Additional Aircraft (above identified as of Block **) ** before the Contractual Delivery Month of the first aircraft in each block of Additional Aircraft. **.
Notwithstanding the terms of the preceding paragraph, Block #1 shall be confirmed by Buyer on or before **.”
1.2 Article 21.1 of the Purchase Agreement shall be revised on the second line of such article by substituting the date of ** for the date of **.
2. Miscellaneous
All other terms and conditions of the Purchase Agreement, which are not specifically amended or modified by this Amendment No. 1, shall remain in full force and effect without any change.

** Confidential Treatment Requested.
[Signature page follows]

Amendment No. 1 to Purchase Agreement DCT-021/03	Page 2 of 3

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 1 to Purchase Agreement to be effective as of the date first written above.

EMBRAER — Empresa Brasileira de		US Airways Group, Inc.
Aeronáutica S.A.

By	/s/ Satoshi Yokota	By	/s/ Thomas T. Weir

Name:	Satoshi Yokota	Name:	Thomas T. Weir
Title:	Executive Vice President	Title:	Vice President and Treasurer
Technology Development
and Advanced Design

By	/s/ José Luís D. Molina

Name:	José Luís D. Molina	Date:	May 29, 2007
Title:	Vice President Contracts	Place:	Tempe, Arizona
Airline Market
Date:	June 1, 2007
Place:	São José dos Campos, Brazil

Witness:	/s/ Carlos Martins Dutra	Witness:	/s/ John Ferlise

Name:	Carlos Martins Dutra	Name:	John Ferlise

Amendment No. 1 to Purchase Agreement DCT-021/03	Page 3 of 3